Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 29, 2025, among Bedrock Production, LLC, a Texas limited liability company (“Bedrock”), a subsidiary of BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), Bedrock Development Partners, LLC, a Texas limited liability company (“Bedrock Development”), a subsidiary of Bedrock, BEP ABS I Holdings, LLC, a Delaware limited liability company (“Bedrock ABS Holdings”), a subsidiary of Bedrock, Bedrock ABS I, LLC, a Delaware limited liability company (“Bedrock ABS I,” together with Bedrock, Bedrock Development and Bedrock ABS Holdings, the “Guaranteeing Subsidiaries”), a subsidiary of Bedrock ABS Holdings, the Issuer and U.S. Bank Trust Company, National Association, as trustee under the Original Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of September 26, 2025 (the “Original Indenture”), providing for the issuance of 7.500% Senior Notes due 2030 (collectively, the “Notes”);

WHEREAS, the Original Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Original Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

2.            AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide unconditional Guarantees on the terms and subject to the conditions set forth in the Note Guarantee and in the Original Indenture, including but not limited to Article 10 thereof.

3.            NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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4.            COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.            THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 29, 2025

BEDROCK PRODUCTION, LLC

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

BEDROCK DEVELOPMENT PARTNERS, LLC

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

BEP ABS I HOLDINGS, LLC

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

BEDROCK ABS I, LLC

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

BKV UPSTREAM MIDSTREAM, LLC

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Authorized Signatory
Name:	Alejandro Hoyos
Title:	Vice President

[Signature Page to First Supplemental Indenture]